UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 22, 2024
Gates Industrial Corporation plc
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-38366	98-1395184

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
1144 Fifteenth Street, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)
(303) 744-1911
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	GTES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On May 22, 2024, Gates Corporation (the “Issuer”), an indirect subsidiary of Gates Industrial Corporation plc (“Gates”), entered into a purchase agreement (the “Purchase Agreement”) by and among the Issuer, Gates Industrial Holdco Limited (the “Parent Guarantor”), the subsidiary guarantors named on the signature pages thereto and Goldman Sachs & Co. LLC, for itself and on behalf of the several initial purchasers named therein (the “Initial Purchasers”), providing for the offer and sale of $500.0 million in aggregate principal amount of the Issuer’s 6.875% Senior Notes due 2029 (the “Notes”) in a private offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act (collectively, the “Offering”). The Notes will be issued at 100.0% of their par value with a coupon of 6.875%. Interest on the Notes is payable semi-annually on January 1 and July 1 of each year commencing on January 1, 2025. The Notes will mature on July 1, 2029. The Offering is expected to close, subject to customary closing conditions, on June 4, 2024. The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties and termination provisions.
Gates intends to use the net proceeds from the Offering, together with the proceeds of new term loans and cash on hand, to refinance certain indebtedness, including the redemption of all $568.0 million in aggregate principal amount of its outstanding 6.250% Senior Notes due 2026 (the “2026 Notes”). The redemption is conditioned on the closing of the Offering.
Certain of the Initial Purchasers and/or their respective affiliates have in the past performed commercial banking, investment banking and advisory services for the Issuer and Gates from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for the Issuer and Gates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Certain of the Initial Purchasers and/or their respective affiliates serve as agents, arrangers and/or lenders under the Issuer’s senior secured credit facilities and may hold the 2026 Notes.
On May 22, 2024, Gates issued a press release announcing the commencement of the Offering. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
On May 22, 2024, Gates issued a press release announcing the pricing of the Offering. The full text of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.
The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 9.01    Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
99.1	Press release dated May 22, 2024
99.2	Press release dated May 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATES INDUSTRIAL CORPORATION PLC
By:	/s/ Brooks Mallard
	Name:	Brooks Mallard
	Title:	Chief Financial Officer
Date: May 22, 2024